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                                                                    EXHIBIT 10.2


                              Separation Agreement

Effective as of August 12, 2002, that parties hereto agree that the Employment Agreement made and entered into as of October 1, 1998, by and between The viaLink Company (the "Company") and Robert N. Baker (the "Employee"), together with all amendments thereto (collectively, the "Employment Agreement") shall be terminated on the following terms:

1. The Company and Employee acknowledge that the effective date of Employee's separation and termination of employment shall be the effective date of this Agreement; provided, however, only that compensation set forth in this Agreement shall be paid to Employee, whether or not accrued prior to the effective date of separation date. Compensation or other payment set forth in the Employment Agreement not specifically addressed herein, such as automobile allowances or expenses, shall terminate effective August 12, 2002.

2. Employee shall receive payment at Employee's current rate of compensation on August 16, 2002. Thereafter, Company and Employee agree that Company shall pay Employee twenty-six (26) biweekly payments of $4,575.73 each starting on August 30, 2002, for a total aggregate payment of $118,968.98. All normal and customary payroll deductions currently in effect (such as FICA, Federal income tax withholding, and employee-authorized deductions for benefit plans), and which per this Agreement are anticipated to continue, shall continue to be made as appropriate. Any expenses submitted by or payable to Employee and which are pending as of the effective date of this Agreement shall be reviewed, approved, and paid by the Company to Employee in the normal course of reimbursement or payment.

3. The Company will cause its records to reflect that Employee is on furlough until August 30, 2003; however, Employee may be employed elsewhere during the furlough period. For purposes of continuing Employee's coverage under the Company's health (medical, dental, and vision) insurance plans, to the extent legally permissible the Company shall report to the Company's insurers Employee's status in such manner as best calculated to continue Employee's coverage under those plans. Employee shall not be regarded as continuing Employee's employment with the Company for any other reason.

4. The Company will cause the administrator of the stock option plan of the Company to reflect continuing vesting (pursuant either to vesting over time or a change in control as defined in the plan under which the options were granted) until August 30, 2003, of all stock options granted by the Company to Employee; options not vested by August 30, 2003, shall be terminated and not replaced. All options vested and to become vested shall continue in force in accordance with the terms and conditions of the stock option plan until August 30, 2005, upon which date they will expire without notice to Employee, (unless Employee has previously exercised the options, in which case they will be terminated by virtue of exercise and not replaced).

5. Employee shall keep the laptop computer, monitor, printer, computer cables and accessories, Palm Pilot, and cellular telephone currently owned by the Company but in


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     Employee's possession. To the extent Employee has any other property of the
     Company in Employee's possession, including files, manuals, and papers, Employee shall return it to the Company. Employee shall promptly surrender Employee's laptop computer to the Company for appropriate security screening and removal of appropriate programs and files, and the Company shall return Employee's laptop computer to Employee within 48 hours of receipt by the Company. Employee's cellular telephone number shall promptly be transferred to Employee at Employee's expense.

6. Employee has twenty-two (22) days accrued vacation as of the effective date of this Agreement, having a gross value of $13,422.20. The Company shall pay to Employee in lump sum the gross value of the accrued vacation on August 30, 2002, as a special item included with the biweekly payment set forth in this Agreement.

7. Concurrently with this Agreement Employee shall be issued restricted common stock, bearing a legend, the amount of which shall be determined by dividing the lump sum severance due under the Employment Agreement to Employee ($423,793.75) by a per share price of $0.0892, which is the volume weighted average price as reported by Bloomberg Financial for the trading day (August 9, 2002) immediately preceding the date of this Agreement. The restricted shares shall become tradable in two tranches; the first certificate shall be for 2,375,526shares and shall bear a legend preventing the shares from becoming freely tradable, subject to the provisions hereof, until on or after January 1, 2003, and the second certificate shall be for 2,375,525 shares and shall also bear a legend preventing the shares from becoming freely tradable, subject to the provisions hereof, until on or after January 1, 2004; at all times prior to the stated states in the legends the stock shall also bear a legend indicating the Company shall have no obligation to remove the legend until (i) the applicable date occurs, and (ii) the Company receives Employee's demand, accompanied by the applicable stock certificate, for removal of the legend. In the event the Company undertakes a registration of common stock at any time, Employee may demand that Employee's stock also be registered as a part of that registration. If, prior to January 1, 2003, the Company does not undertake any registration of its common stock, Employee shall be entitled to demand registration of the stock (all 4,751,051 shares) hereunder granted; provided, the Company shall have ninety(90) days following receipt of Employee's demand in which to accomplish the registration of Employee's stock The Company shall have no obligation to register portions of the stock herein issued; any registration for Employee, whether pursuant to so-called "piggyback" rights or Employee's demand, shall only be undertaken for all shares hereunder granted. NOTHING SET FORTH IN THIS AGREEMENT SHALL ACT TO SUPERSEDE OR WAIVE ANY LEGAL REQUIREMENT PLACED UPON EMPLOYEE BY VIRTUE OF EMPLOYEE'S STATUS AS AN AFFILIATE OF THE COMPANY, AS THE TERM "AFFILIATE" IS DEFINED BY THE U. S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (the "Exchange Act"), AND EMPLOYEE UNDERTAKES TO COMPLY WITH ANY AND ALL LAWS AND REGULATIONS PERTAINING TO EMPLOYEE AND EMPLOYEE'S TRADING IN SECURITIES OF THE COMPANY. Employee acknowledges that the tax consequences of this grant are Employee's responsibility to determine and pay and not the Company's. Employee acknowledges and agrees that


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     Employee's continuing service as an Affiliate of the Company by virtue of
     Employee's service on the Company's Board of Directors subjects and will subject Employee to close control of Employee's buying and selling activity with respect to stock of the Company, and Employee hereby confirms that such controls as may be placed upon all Affiliates shall be binding upon Employee when and however placed upon Affiliates by the Company. In the event of a Change of Control, the dates upon which the stock shall become freely tradable shall immediately and without notice or demand to the Company change to and become the date of the Change of Control. For purposes of this Agreement, a "Change of Control" shall mean:

     (a) The acquisition by any person, entity or "group", within the meaning of Sections 13 (d) (3) or 14 (d) (2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of twenty percent (20%) or more of the total voting power represented by the then outstanding Voting Securities (as defined below);

     (b) The COMPANY files a report with the Securities and Exchange Commission disclosing in response to Current Report on Form 8-K or Schedule 14A (or successor form, report or schedule) that a change in control (as defined by such forms, reports or schedules) has occurred;

     (c) Individuals who, as of the date hereof, constitute the Board of Directors of COMPANY (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of COMPANY provided (i) that any person becoming a member of the Board of Directors of COMPANY subsequent to the date hereof whose election (or nomination for election by COMPANY's stockholders) was approved by a vote of at least a majority of the members then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (ii) that any member of the Board of Directors of COMPANY who is nominated in any definitive proxy statement furnished to Stockholders of the COMPANY in connection with the solicitation of proxies on behalf of the Board of Directors of COMPANY shall be, for purposes of this Agreement, considered as members of the Incumbent Board. Notwithstanding anything in this Agreement to the contrary, any individual who has been elected a member of the COMPANY's Board of Directors in opposition to solicitation of proxies by or on behalf of the members of the Incumbent Board, or a committee thereof, shall not be deemed a member of the Incumbent Board for purposes of this Section 3(c);

     (d) The COMPANY is merged, combined, consolidated or reorganized with or into another corporation or other legal person ("Acquiring Person") or the COMPANY sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and, as a result of such merger, combination, consolidation or reorganization or sale or transfer of assets, less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person are held in the aggregate by holders of Voting Securities (as that term is defined) immediately prior to such transaction; or

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     (e) The COMPANY is dissolved or liquidated.

     For purposes of this Section 7 of the Agreement, the term "Voting Securities" shall mean all outstanding classes of voting capital stock of the COMPANY entitled to vote generally in the election of directors of the COMPANY.

8. Provided e-mail services continue to be available at addresses ending in "@vialink.com," Employee's e-mail address at the Company and service in connection therewith shall be continued for a period of one (1) year or until Employee's departure from the Company's Board of Directors, whichever occurs last. Employee acknowledges and agrees that the e-mail transmitted to Employee's e-mail address at the Company is Company property. For such time as the Company's voicemail system shall continue to be active at the Company's current address, all voicemail messages intended for Employee shall be regarded by the parties and treated in the same manner as e-mail messages intended for Employee.

9. The covenants pertaining to non-competition, confidentiality, and non-hiring of employees of the Company, all as set forth in the Employment Agreement, shall continue in full force and effect throughout the term of this Agreement, ending effective as of August 30, 2004.

10. Other than as herein agreed, each party hereto releases the other, and to the extent applicable the other's affiliates, directors, officers, employees, heirs, and assigns, from any and all claims, demands or causes of action regarding the Employment Agreement, Employee's employment by the Company, any law or regulation purporting to control or actually controlling Employee's employment by the Company, as well as Employee's acts or omissions while employed by the Company. The terms of this Agreement shall supersede and control any contrary provision of any other agreement between the parties and shall be binding upon each party's heirs, successors, and assigns, as applicable.

11. Both parties acknowledge and agree that this Agreement must be approved by the Compensation Committee of the Company's Board of Directors prior to its being binding upon either party to this Agreement. The Company undertakes to circulate this Agreement for said approval promptly upon complete execution of this Agreement, and both parties undertake to recommend its approval by the Compensation Committee of the Company's Board of Directors.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Separation Agreement effective as of the date first above written.


The viaLink Company                         Employee:

By: /s/ William P. Creasman                 /s/ Robert N. Baker
                                            --------------------------------
Title: Vice President                       Robert N. Baker